                            SALE OF SHARES AGREEMENT

                                     amongst

                     RANDGOLD & EXPLORATION COMPANY LIMITED

                     EQUITANT TRADING (PROPRIETARY) LIMITED

                                       and

                     PHIKOLOSO MINING (PROPRIETARY) LIMITED

                                TABLE OF CONTENTS

1.       PARTIES                                                               1

2.       INTERPRETATION                                                        1

3.       INTRODUCTION                                                          6

4.       SALE                                                                  6

5.       PURCHASE PRICE                                                        7

6.       PAYMENT OF THE PURCHASE PRICE                                         7

7.       CLOSING                                                               7

8.       WARRANTIES                                                            9

9.       BENEFIT AND RISK                                                     12

10.      PHIKOLOSO UNDERTAKING                                                13

11.      BREACH                                                               15

12.      DOMICILIUM                                                           15

13.      COSTS                                                                17

14.      GENERAL                                                              17

SCHEDULE 1 -   THE WARRANTIES

                            SALE OF SHARES AGREEMENT

1.  PARTIES

1.1     RANDGOLD & EXPLORATION COMPANY LIMITED

1.2     EQUITANT TRADING (PROPRIETARYLIMITED

1.3     PHIKOLOSO MINING (PROPRIETARY) LIMITED

2.  INTERPRETATION

2. I    The headnotes to the clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2     Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

        "the Act"                   the Companies Act, 1973 (Act No. 61 of 1973)
                                    as amended from time to time

        "the AFL shares"            7 300 000 shares, fully paid up, in the
                                    issued share capital of The Afrikander Lease
                                    Limited

        "the Amplats shares"        235 000 shares, fully paid up, in the issued
                                    share capital of Anglo American Platinum
                                    Corporation Limited

        "business day"              every day except Saturdays, Sundays and
                                    official public holidays

        "the claims"                the total amount owing by the company to
                                    Equitant on any account whatsoever at the
                                    closing date

        "the closing date"              the date on which the consideration
                                        shares shall be listed on the JSE in
                                        terms of clause 6.2

        "the company"                   Viking Pony Properties 359 (Proprietary)
                                        Limited, registration no. 2003/015623/07

        "the consideration shares"      8 800 000 ordinary shares of R0.01 (one
                                        cent) each, issued at fully paid up, in
                                        the issued share capital of R&E

        "Equitant"                      Equitant Trading (Proprietary) Limited,
                                        registration no. 2003/008512/07

        "the Harmony shares"            315 000 shares, fully paid up, in the
                                        issued share capital of Harmony Gold
                                        Mining Company Limited

        "Historically Disadvantaged"    an historically disadvantaged person as
        Person"                         defined in terms of the MPRD Act

        "the JSE"                       the JSE Securities Exchange South Africa

        "Kabusha"                       Kabusha Mining and Finance (Proprietary)
                                        Limited, registration no. 2003/010722/07

        "the Kabusha shares"            collectively:

                                        1.  100 B ordinary shares of R1,00 each,
                                            fully paid up, in the issued share
                                            capital of Kabusha, constituting the
                                            entire issued B ordinary share
                                            capital of Kabusha and

                                        2.  460 A ordinary shares of R1, 00
                                            each, fully paid up, in the issued
                                            share capital of Kabusha
                                            constituting 50% of the entire
                                            issued A ordinary capital of Kabusha

        "the MPRD Act"                  the Mineral and Petroleum Resources
                                        Development Act, 2002 (Act 28 of 2002)
                                        as amended from time to time

        "the parties"                   R&E, Equitant and Phikoloso

        "Phikoloso"                 Phikoloso Mining (Proprietary) Limited,
                                    registration no. 2002/007637/07

        "R&E"                       Randgold & Exploration Company Limited,
                                    registration no. 1992/005642/06

        "the                        sale shares" 100 ordinary shares of R0, 01
                                    (one cent) each, fully paid up, in the
                                    issued share capital of the company,
                                    constituting the entire issued share capital
                                    of the company

        "the share portfolio"       collectively the Kabusha shares, the AFL
                                    shares, the Amplats shares and the Harmony
                                    shares

        "the signature date"        the date of last signature of this agreement

        "the warranties"            the warranties set out in Schedule 1.

2.3     If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this agreement.

2.4     Any reference to an enactment is to that enactment as at the signature date.

2.5     Unless inconsistent with the context, an expression which denotes:

2.5.1      any gender includes the other genders;

2.5.2      a natural person includes an artificial person and vice versa;

2.5.3      the singular includes the plural and vice versa.

2.6     Where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7     The rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of this agreement, shall not apply.

2.8     The schedule to this agreement forms an integral part hereof and words and expressions defined in this agreement shall bear, unless the context otherwise requires, the same meaning in such schedule.

3. INTRODUCTION

3.1     Equitant

3.1.1      is a wholly owned subsidiary of Phikoloso, which is a company beneficially owned and controlled by Historically Disadvantaged
           Persons;

3.1.2      is the beneficial owner of the sale shares and the claims and is entitled to dispose of same.

3.2     The company is the beneficial owner of the share portfolio.

3.3     Equitant wishes to sell and R&E wishes to purchase the sale shares and the claims upon the terms and conditions contained in this agreement.

4. SALE

   Equitant hereby sells to R&E, which hereby purchases, the sale shares and the claims with effect from the signature date.

5. PURCHASE PRICE

5.1     The purchase price payable by R&E to Equitant for the shares and the claims shall be an amount equal to the aggregate closing price of the consideration shares on the closing date.

5.2     A portion of the purchase price equal to the face value of the claims shall be

        allocated to the claims, and the balance of the purchase price shall be allocated to the sale shares.

6. PAYMENT OF THE PURCHASE PRICE

   R&E shall:

6.1     on the closing date, allot and issue the consideration shares to
        Equitant; and

6.2     as soon as possible in the circumstances, apply for a listing of the consideration shares on the JSE and shall use its best endeavours to procure such listing.

7. CLOSING

   On the closing date, and against the allotment and issue of the consideration shares to Equitant on the basis recorded in clause 6,
   Equitant shall deliver to R&E:

7.1     certificates in respect of the sale shares, together with a currently dated transfer form relating thereto, duly signed be Equitant and in favour of R&E as the transferee;

7.2     a written cession of the claims in favour of R&E;

7.3     the written resignations of all the existing directors, secretary and public officer of the company;

7.4     the written undertaking of the auditors of the company to resign if so requested by the company;

7.5     a certified copy of a resolution of the directors of the company:

7.5.1      approving the transfer of the sale shares to R&E;

7.5.2      noting the cession of the claims;

7.5.3      appointing the nominees of R&E as directors of the company; and

7.5.4      accepting the resignations of the existing directors, secretary and public officer of the company; and

7.6     all books, documents and records of the company.

8. WARRANTIES

8.1     EQUITANT WARRANTIES

8.1.1   Equitant gives to R&E the warranties set out in Part 1 of Schedule 1 hereto in respect of the sale shares, the claims and the company, it being agreed that:

8.1.1.1    the warranties shall also be deemed to be representations
           undertakings by Equitant in favour of R&E;

8.1.1.2    each warranty shall prima facie be deemed to be a representation of fact inducing R&E to enter into this agreement;

8.1.1 .3   each warranty shall be presumed to be material unless the
           contrary is proved;

8.1.1.4    insofar as any of the warranties is promissory or relates to a future event, it shall be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

8.1.1.5    each warranty shall be a separate warranty and in no way Iimited or restricted by reference to or inference from the terms of any other warranty.

8.1.2   R&E is entering into this agreement relying upon the warranties.

8.1.3   Unless otherwise stated or otherwise required by the context the warranties shall apply as at the signature date and the closing date and during the period between those dates.

8.1.4   In the event of any breach or non- fulfillment on or before the closing date of any of the representations, warranties or undertakings given by
        Equitant

        or in the event of any matter or thing arising or becoming known or being notified to R&E which is inconsistent with any such
        representation, warranty or undertaking or with any other provision of this agreement and which would give rise to a claim under any provision of this agreement or in the event of Equitant becoming unable or failing to do anything required to be done by Equitant on or before the closing date, R&E shall not be bound to complete the purchase of the shares and claims and may by notice in writing terminate this agreement without liability on its part. The right conferred upon R&E by this paragraph is in addition to and without prejudice to any other rights of R&E
        (including any rights to claim damages or compensation from Equitant by reason of such breach or non- fulfillment) and failure to exercise it shall not constitute a waiver of any of such rights.

8.2 R&E WARRANTIES

8.2.1   R&E gives to Equitant the warranties set out in Part II of Schedule 1 hereto in respect of the consideration shares, it being agreed that:

8.2.1.1     the warranties shall also be deemed to be representations and undertakings by R&E in favour of Equitant;

8.2.1.2     each warranty shall prima facie be deemed to be a representation of fact inducing Equitant to enter into this agreement;

8.2.1.3     each warranty shall be presumed to be material unless the
            contrary is proved;

8.2.1.4     insofar as any of the warranties is promissory or relates to a future event, it shall be deemed to have been given as at the due date for fulfillment of the promise or for the happening of the event, as the case may be; and

8.2.1.5     each warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other warranty.

8.2.2   Equitant is entering into this agreement relying upon the warranties.

8.2.3   Unless otherwise stated or otherwise required by the context the warranties shall apply as at the signature date and the closing date and during the period between those dates.

8.2.4   In the event of any breach or non- fulfillment on or before the closing date of any of the representations, warranties or undertakings given by

        R&E or in the event of any matter or thing arising or becoming known or being notified by Equitant which is consistent with any such representation, warranty or undertaking, or with any other provision of this agreement and which would give rise to a claim under any provision of this agreement or in the event of R&E becoming unable or failing to do anything required to be done by R&E on or before the closing date,
        Equitant shall not be bound to complete the purchase of the shares and claims and may by notice in writing terminate this agreement without liability on its part. The right conferred upon Equitant by this paragraph is in addition to and without prejudice to any other rights of
        Equitant (including any rights to claim damages or to compensation from
        R&E by reason of such breach or non-fulfillment) and failure to exercise it shall not constitute a waiver of any of such rights.

9. BENEFIT AND RISK

9. 1    The benefit in and risk relating to the sale shares, the claims and the company shall he deemed to have passed to R&E with effect from the signature date.

9.2     The benefit in and risk relating to the consideration shares shall pass to Equitant on the closing date.

10. PHIKOLOSO UNDERTAKING

10.1    Phikoloso hereby warrants that, as at the closing date, it shall be the registered and beneficial owner of the entire issued share capital of
        Equitant.

10.2    Phikoloso hereby irrevocably and unconditionally undertakes in favour of
        R&E that it shall not, at any time before the third anniversary of the closing date, sell, transfer, dispose of and/or otherwise alienate
        (collectively "dispose") any of its shares in and/or claims against
        Equitant (collectively "the interest"), without the prior written consent of R&E, which (for the avoidance of doubt) may be withheld in the unfettered discretion of R&E.

10.3    Subject to clause 10.2, Phikoloso hereby undertakes that, in the event that it intends to dispose of the interest, or any portion thereof ("the sale interest"), it shall, before such disposal, offer in writing to R&E to sell the interest to R&E.

        Phikoloso shall, in such offer, set out the details of the sale interest, the terms and conditions of the offer, and the price at which
        Phikoloso offers to sell thee sale interest to R&E (which price shall sound in money in South African Rand).

10.4    R&E shall he entitled, at any time within a period of 20 business days following receipt of the offer, to accept the offer in full and not in part only, by giving written notice to that effect to Phikoloso.
        Phikoloso shall forthwith on acceptance of the offer deliver the sale interest to R&E together with a share transfer form and a cession (if applicable) of the claims against the company, duly signed by Phikoloso as transferor and cedent and left in blank as to the transferees and cessionaries, against payment of the purchase price in respect of the interest.

10.5    During the 20 business day period referred to in10.4, the offer shall be irrevocable.

10.6    If R&E rejects or does not accept the offer in full within the 20 business day period referred to in clause 10.4, Phikoloso shall be entitled, within a period of 20 business days after the rejection and/or non-acceptance of the offer by R&E, as the case may be, to sell the sale interest to a bona fide third party purchaser which wishes to purchase the sale interest, on the terms and conditions and at a price no more favourable to the third party than as offered to R&E. R&E. If the sale interest shall not be sold to a third party purchaser within the aforesaid 20 business day period on the basis stipulated in this clause
        10, then Phikoloso shall again be obliged to follow the procedures set out and stipulated in this clause 10 if it wishes to dispose of the interest or any portion thereof.

11. BREACH

    Should any party ("the defaulting party") commit a breach of any of the provisions hereof, then any of the other parties ("the aggrieved party")
    shall, if it wishes to enforce its rights hereunder, be obliged to give the defaulting party I4days written notice to remedy the breach. If the defaulting party fails to comply with such notice, the aggrieved party shall be entitled to cancel this agreement against the defaulting party or to claim immediate payment and/or performance by the defaulting party of all of the defaulting party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the aggrieved party's rights to claim damages. The foregoing is without prejudice to such other rights as the aggrieved party may have at law.

12. DOMICILIUM

12.1    The parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this agreement as follows:

        R&E:         5 Press Avenue
                     SELBY
                     Johannesburg
                     2001

        Equitant:    213 Oxford Road
                     DUNKELD
                     Johannesburg
                     2196

        Phikoloso:   213 Oxford Road
                     DUNKELD
                     Johannesburg
                     2196

12.2    Any party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the Republic of South Africa, and any such change shall only be effective upon receipt of notice in writing by the other parties of such change.

12. 3   All notices, demands, communications or payments intended for any party shall be made or given at such party's domicilium for the time being.

12.4    A notice sent by one party to another party shall be deemed to be received:

12.4.1     on the same day, if delivered by hand;

12.4.2     on the same day, if transmitted electronically with receipt received confirming completion of transmission;

12.4.3     on the same day of transmission if sent by telefax with receipt received confirming completion of transmission;

12.4.4     on the seventh day after posting, if sent by prepaid registered mail.

12.5    Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

13. COSTS

13.1    Each of the parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this agreement.

13.2    Any stamp duty payable in connection with the transfer of the sale shares to R&E shall be paid by R&E.

13.3    Any stamp duty payable in connection with the issue of the R&E shares to
        Equitant shall be paid by Equitant.

14. GENERAL

14.1    This document constitutes the sole record of the agreement between the parties in regard to the subject matter thereof.

14.2    No, party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

14.3    No addition to, variation or consensual cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of all the parties.

14.4    No indulgence which any of the parties ("the grantor") may grant to any other or others of them ("the grantee(s)") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee(s) which might have arisen in the past or which might arise in the future.

14.5    The parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this agreement.

14.6    No party shall be entitled to cede, delegate or otherwise transfer all or any of its rights, interest or obligations under and in terms of this agreement except with the prior written consent of the other parties.

THUS DONE and SIGNED at Johannesburg on this the 28th day of July 2003

                                For and behalf of
                                RANDGOLD & EXPLORATION
                                COMPANY LIMITED

                                by RB Kebble

                                /s/ R.B. Kebble
                                ---------------------------------

                                who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 28th day of July 2003

                                For and behalf of
                                EQUITANT TRADING (PROPRIETARY)
                                LIMITED

                                by L.R. Ncwana

                                /s/ L.R. Ncwana
                                ---------------------------------

                                who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 28th day of July 2003

                                For and behalf of
                                PHIKOLOSO MINING (PROPRIETARY)
                                LIMITED

                                by L.R. Ncwana

                                /s/ L.R. Ncwana
                                ---------------------------------

                                who warrants his authority hereto

                   FIRST ADDENDUM TO SALE OF SHARES AGREEMENT

                                     amongst

                     RANDGOLD & EXPLORATION COMPANY LIMITED

                     EQUITANT TRADING (PROPRIETARY) LIMITED

                                       and

                     PHIKOLOSO MINING (PROPRIETARY) LIMITED

                                TABLE OF CONTENTS

1.      PARTIES                                                                1

2.      INTERPRETATION                                                         1

3.      AMENDMENT                                                              1

4.      SAVING                                                                 2

                        FIRST ADDENDUM TO SALE OF SHARES

                                    AGREEMENT

1.  PARTIES

1.1      RANDGOLD & EXPLORATION COMPANY LIMITED

1.2      EQUITANT TRADING (PROPRIETARY) LIMITED

1.3      PHIKOLOSO MINING (PROPRIETARY) LIMITED

2.  INTERPRETATION

2.1      The headnotes to the clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2      Unless inconsistent with the context, the expressions set forth in this first addendum shall bear the same meanings as in the sale of shares agreement.

3.     AMENDMENT

       The parties hereby amend the sale of shares agreement by the addition as clause 8bis of the following:

"EQUITANT ACKNOWLEDGEMENT"

    Equitant hereby acknowledges that:

    1.  The consideration shares shall not, as at the closing date, have been registered under the US Securities Act of 1933 ("the Securities Act"')
        and may not be offered or sold in the United States or to for the account or benefit of US persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Accordingly, the consideration shares are being offered and sold only outside the United Slates to
        Equitant, a company located and domiciled outside the United States, in reliance upon Regulation S promulgated under the Securities Act. The offer of the consideration shares is not being made directly or indirectly in, or by use of the mails of or by any means or instrumentality (including, without limitation, the mail, facsimile transmission, telex or telephone) of interstate or foreign commerce or any facilities of a nation securities exchange of, the United States;

    2.  Equitant has received and reviewed copies of R&E's publicly available disclosure documents, and has had the opportunity to review any other documents relating to R&E that it has requested and to conduct a due diligence review of R&E, and such due diligence review has been fully satisfactory to Equitant; and

    3.  Equitant is not an affiliate of R&E or a person acting on behalf of such affiliate.

4. SAVING

   Save as amended herein, the sale of shares agreement remains of full force and effect in accordance with its terms.

THUS DONE and SIGNED at Johannesburg on this the 7th day of August 2003

                                      For and on behalf of

                                      RANDGOLD & EXPLORATION
                                      COMPANY LIMITED

                                      By  R.B. KEBBLE

                                      /s/ R.B. Kebble
                                      ---------------------------------

                                      who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 7th day of August 2003

                                      For and on behalf of

                                      EQUITANT TRADING (PROPRIETARY)
                                      LIMITED

                                      By  L.R. Ncwana

                                      /s/ L.R. Ncwana
                                      ---------------------------------

                                      who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 7th day of August 2003

                                      For and on behalf of

                                      PHIKOLOSO MINING (PROPRIETARY)
                                      LIMITED

                                      By  L.R. Ncwana

                                      /s/ L.R. Ncwana
                                      ---------------------------------

                                      who warrants his authority hereto